EXHIBIT 10.1

FORBEARANCE AND AMENDMENT AGREEMENT

THIS FORBEARANCE AND AMENDMENT AGREEMENT is made and entered into on June 9, 2009, by and among PREMIX-MARBLETITE MANUFACTURING CO. ("Premix"), DFH, INC., formerly known as Acrocrete, Inc. and Acro Holdings, Inc. ("DFH"), and JUST-RITE SUPPLY, INC. ("Just-Rite"), each a Florida corporation (each a "Borrower" and collectively, "Borrowers"); IMPERIAL INDUSTRIES, INC., a Delaware corporation ("Guarantor"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and successor to Congress Financial Corporation (Florida) under the Loan Agreement (defined below) ("Lender").

Recitals:

Lender and Borrowers entered into a certain Consolidating, Amended and Restated Financing Agreement and Security Agreement dated January 28, 2000 (as amended, restated, modified and supplemented from time to time, the "Loan Agreement"), pursuant to which Lender has made loans and other extensions of credit to Borrowers, which loans and extensions of credit are secured by security interest in and liens upon certain of the assets of Borrowers and guaranteed unconditionally by Guarantor.

Borrowers have advised Lender of (i) Just-Rite's desire to make an assignment for the benefit of its creditors as a means of liquidating its assets and winding down its business, and (ii) Premix's and DFH's desire to remain parties to the Loan Agreement and to continue to borrow and obtain other extensions of credit from Lender thereunder.

The commencement of any assignment for the benefit of Just-Rite's creditors under Florida law will constitute an Event of Default under (and as defined in) the Loan Agreement, in consequence of which Lender will be entitled to terminate further advances to Borrowers, to declare the entire balance owing to it from Borrowers to be immediately due and payable, to enforce its liens and security interests in the collateral securing its claim against Borrowers, and to enforce its claim against Guarantor.

Borrowers and Guarantor desire that Lender acknowledge Just-Rite's proposal to commence an assignment for the benefit of creditors and forbear from exercising certain remedies available to Lender under the Loan Agreement as a consequence thereof in order to afford Borrowers an opportunity to reorganize their affairs and to pay the indebtedness owing to Lender in accordance with the terms of the Loan Agreement.

Borrowers and Guarantor desire that Lender continue, during the period of Lender's forbearance, to make loans to or for the benefit of Borrowers pursuant to the Loan Agreement and in connection therewith, Borrowers and Lender desire to modify certain terms of the Loan Agreement as hereinafter set forth.

Lender is willing to forbear from exercising remedies available to it under the Loan Agreement as a result of the commencement of an assignment for the benefit of creditors by Just-Rite, and to continue making loans, in accordance with the Loan Agreement, as amended herein, in each case in accordance with, and subject to, the terms and conditions of this Agreement.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions; Rules of Construction.

(a)

All capitalized terms used in this Agreement, unless otherwise defined, shall have the meanings ascribed to such terms in the Loan Agreement.  In addition, as used herein, the following terms shall have the meanings ascribed to them:

"ABC" shall mean the general assignment for the benefit of creditors commenced or to be commenced by Just-Rite pursuant to F.S.A. § 727.101 et seq. in the ABC Court.

"ABC Court" shall mean the Circuit Court for Broward County, Florida.

"ABC Commencement Date" shall mean the date that Just-Rite commences the ABC under F.S.A. § 727.104.

"Agreement" shall mean this Forbearance Agreement, as at any time amended.

"Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Financing Agreement in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

"Approval Order" shall mean an order of the ABC Court in substantially the form attached hereto as Exhibit A.

"Assignee" shall mean Michael Phelan, solely in his capacity as the assignee of Just-Rite in the ABC and not independently.

"Assignee Advances" shall mean Revolving Loans or extensions of credit made by Lender to (i) Just-Rite after the ABC Commencement Date or (ii) the Assignee.

"Budget" shall mean projections of the costs and expenses of and revenues from a liquidation of the assets of Just-Rite that are provided to and approved by Lender in writing, as amended from time to time with the prior written consent of Lender.

"Business Day" shall mean a day that is not a Saturday or Sunday and is a day on which Wachovia Bank, National Association, is open for retail business in the State of Florida.

"Forbearance Conditions" shall mean the conditions to forbearance set forth in Section 4 and Section 5 of this Agreement.

"Forbearance Period" shall mean the period commencing on the date of this Agreement and ending at 5:00 p.m. on the close of business on August 31, 2009, unless extended in writing by Lender in its sole discretion.

"Forbearance Termination Date" shall mean the sooner to occur of (a) 5:01 p.m. on the last day of the Forbearance Period or (b) the date on which Lender's agreement to forbear terminates as provided in Section 7 of this Agreement.

"Insolvency Proceeding" shall mean any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the United States Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign); (b) the appointment of a receiver, trustee, liquidator or other custodial for such Person or any part of its property; (c) an assignment or trust mortgage for the benefit of creditors of such Person; or (d) the liquidation, dissolution or winding up of the affairs of such Person.

"Just-Rite Mortgages" shall mean mortgages in form and substance satisfactory to Lender by which Just-Rite shall grant to Lender, to secure the Obligations, liens upon its real property and improvements located at (i) 5724 E. Adamo Drive, Tampa, Florida 33619, and (ii) 5109-3 Stepp Avenue, Jacksonville, Florida 32216.

"Obligors" shall mean Borrowers and Guarantor.

"Payroll Taxes" shall mean all taxes and deposits required to be paid or withheld from the wages or salaries of Borrowers' employees.

"Stipulated Defaults" shall mean the Events of Default that will exist under Sections 10.1(f), (h) and (l) of the Loan Agreement solely as a result of commencement of the ABC by Just-Rite.

(b)

The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, section or subdivision.  Any pronoun used shall be deemed to cover all genders.  All references to statutes and related regulations shall include any amendments of same and any successor  statutes and regulations; to any of the  Financing Agreements shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of this Agreement and each other Financing Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Ft. Lauderdale, Florida, unless otherwise expressly provided in this Agreement.

2.

Acknowledgments and Stipulations by Obligors.  Each Obligor acknowledges, stipulates and agrees that (a) as of the opening of business on June 9, 2009, the aggregate net principal balance of Revolving Loans outstanding under the Loan Agreement, exclusive of accrued interest, costs, bank fees and attorneys' fees chargeable to Borrowers under the Financing Agreements, totaled approximately $2,167,629.90; (b) all of the Obligations are absolutely due and owing by Borrowers to Lender without any defense, deduction, offset or counterclaim (and, to the extent any Borrower had any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); (c) Events of Default will occur and will exist under the Financing Agreements by reason of the commencement of the ABC by Just-Rite,  (d) the Financing Agreements executed by each Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms; (e) the security interests granted by each Borrower to Lender in the Accounts, Inventory, general intangibles and other Collateral are duly perfected security interests in such Collateral, and  Lender holds first priority security interests in all Collateral granted to Lender (other than (i) the Borrowers' real property subject to the Just-Rite Mortgages described in this Agreement and (ii) Borrowers' equipment which is subject to existing leases or equipment financing arrangements in effect on the date hereof); (f) each of the Guaranty and Waiver Agreements executed by Guarantor (collectively, the "Guaranties") is a legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms; (g) each of the recitals contained at the beginning of this Agreement are true and correct; and (h) prior to executing this Agreement, each Borrower and Guarantor consulted with and had the benefit of advice of legal counsel of its own selection and each has relied upon the advice of such counsel, and in no part upon any representation of Lender concerning the legal effects of this Agreement or any provision hereof.

3.

Agreement to Forbear; Forbearance Fee.

(a)

If and for so long as each of the Forbearance Conditions is satisfied, Lender agrees that during the Forbearance Period it will not, solely by reason of the existence of the Stipulated Defaults, exercise any default remedy available to Lender under the Loan Agreement, any of the other Financing Agreements or Applicable Law to take any action to enforce collection from any Borrower or Guarantor of any of the Obligations or to foreclose its security interest in any of the Collateral during the Forbearance Period.  Neither this Agreement nor Lender's forbearance hereunder shall be deemed to be a waiver of or a consent to any Event of Default.  Nothing in this Agreement shall be construed to alter the demand nature of that portion of the Obligations payable on demand under the terms of the Loan Agreement or to permit any Borrower or the Assignee to retain or use proceeds of Collateral.

(b)

In consideration of Lender's agreement to forbear pursuant to this Agreement, Borrowers agree to pay Lender, jointly and severally, a forbearance fee equal to $15,000, which fee shall be fully earned upon execution of this Agreement by the parties, shall be due and payable in immediately available funds and shall be non-refundable upon its receipt by Lender and each Borrower irrevocably authorizes Lender to make a Revolving Loan to Borrowers in the amount of such forbearance fee and to disburse the proceeds of such Revolving Loan directly to itself in payment of such fee.

4.

General Conditions to Forbearance.  The following conditions shall constitute Forbearance Conditions, the timely satisfaction of each and every one of which during the Forbearance Period shall be a condition to the agreement of Lender to forbear as set forth in Section 3(a) of this Agreement:

(a)

Each Obligor duly and punctually observes, performs and discharges each and every obligation and covenant on its part to be performed under the Loan Agreement and this Agreement;

(b)

No Event of Default occurs or exists other than the Stipulated Defaults;

(c)

No material adverse change occurs in the business, prospects, property or financial condition of Premix, DFH or Guarantor after the date hereof;

(d)

Guarantor does not revoke or attempt to revoke or terminate any of Guarantor's Guaranties;

(e)

No representation or warranty made by any Borrower or the Guarantor in this Agreement proves to have been false or misleading in any material respect;

(f)

Each Borrower timely deducts from the wages of its employees and makes timely and proper deposits for all Payroll Taxes as the same became due and payable, and if, as and when requested to do so by Lender, provides Lender with proof of all deposits for Payroll Taxes;

(g)

Except for the ABC with respect to Just-Rite, no Insolvency Proceeding is commenced by any Obligor;

(h)

Unless otherwise agreed by Lender in its discretion, no Insolvency Proceeding is commenced against any Obligor;

(i)

 Premix, DFH and Guarantor are able to pay and do pay, as the same shall become due and payable, all debts incurred by each of them; and

(j)

No Person to whom any Borrower is indebted under capital leases or for money borrowed accelerates the maturity or demands payment of such indebtedness, in whole or in part, and obtains a judgment against such Borrower with respect thereto.

5.

Additional Conditions to Forbearance.  The following additional conditions shall constitute Forbearance Conditions, the timely satisfaction of each and every one of which during the Forbearance Period shall be a condition to the agreement of Lender to forbear as set forth in Section 3(a) of this Agreement:

(a)

The Approval Order is entered by the ABC Court no later than ten (10) Business Days after the ABC Commencement Date, and the Approval Order is not enjoined, vacated, stayed, amended or modified without the prior written consent of Lender;

(b)

True and correct copies of all schedules, notices and pleadings filed or to be filed in the ABC are delivered to Lender by electronic mail on the same Business Day as filing with the ABC Court (or if filed by a Person other than Borrowers, on the date on which Borrowers receive or otherwise become aware of such filing);

(c)

Any contract or compensation arrangement with the Assignee is acceptable to Lender;

(d)

The Assignee complies with and performs under (i) the Approval Order and (ii) the Loan Agreement as if the Assignee was Just-Rite;

(e)

No later than one Business Day after the Approval Order is entered, Guarantor remits to Lender $100,000 in immediately available funds for the benefit of Just-Rite;

(f)

The Assignee does not (i) assert or threaten to assert any claim or cause of action against Lender under F.S.A. § 727.109(8) or otherwise, (ii) seek to surcharge any Collateral for expenses of the ABC, (iii) seek to sell or dispose of any Collateral without the prior consent of Lender, (iv) compromise or settle any account receivable, payment intangible or other Collateral without the prior consent of Lender, or (v) fail or refuse to deliver to Lender, as and when received, all proceeds of Collateral for application to the Obligations as provided in the Loan Agreement;

(g)

As of the Friday of each calendar week during the Forbearance Period, the Assignee shall provide to Lender a reconciliation of costs, expenses, cash disbursements, revenues and receipts along with a variance report to the Budget commencing on the date hereof and continuing during the Forbearance Period on a rolling 3-week basis, it being understood that for the first week of the Forbearance Period, the applicable reconciliation and variance report shall be only for such first week, and for the second week of the Forbearance Period, the applicable reconciliation and variance report shall be only for such first two weeks;

(g)

During the Forbearance Period, the actual cash proceeds of Collateral owned by Just-Rite that have been delivered to Lender shall equal not less than 75% of such proceeds as projected in the Budget, to be measured each Friday for the immediately preceding three calendar week period, commencing on June 26, 2009; and

(h)

During the Forbearance Period, the actual disbursements of the Assignee on account of expenses incurred in the ABC shall equal not more than 110% of such disbursements as projected in the Budget to be measured each Friday for the immediately preceding three calendar week period, commencing on June 26, 2009.

6.

Conditions Precedent.    The following shall constitute conditions precedent, the timely satisfaction of each of which shall be required for the agreements of Lender in Section 3(a) and Section 10(E) hereof to be effective:

(a)

Lender shall have executed this Agreement and received counterparts of this Agreement executed by each Obligor;

(b)

On or prior to the date hereof, the Just-Rite Mortgages have been executed and delivered to Lender and recorded in the applicable public records in the State of Florida; and

(c)

Lender has reviewed and approved of the Budget in its discretion.

7.

Termination of Forbearance.  If any one or more of the Forbearance Conditions is not satisfied, Lender's agreement to forbear as set forth in Section 3(a) of this Agreement shall at Lender's election, but without further notice to or demand upon Borrowers or the Assignee, terminate, and Lender shall thereupon have and may exercise from time to time all of the remedies available to it under the Financing Agreements and Applicable Law as a consequence of an Event of Default. On and after the Forbearance Termination Date, Lender shall be authorized, at any time and without further notice to or demand upon Borrowers or any other Person, to enforce all of its remedies under the Financing Agreements and Applicable Law.

8.

Loans to Borrowers and Assignee.  Notwithstanding the existence of the Stipulated Defaults, and subject to the satisfaction of each of the Forbearance Conditions, Lender may continue to honor requests by Borrowers or the Assignee (with the consent of Premix) for Revolving Loans pursuant to the Loan Agreement and in accordance with the terms of this Agreement up to a maximum amount at any time outstanding equal to the borrowing base set forth in Section 2.1 of the Loan Agreement at such time, but in no event shall Lender's honoring of any such requests be deemed a waiver of the Stipulated Defaults or any other Event of Default that may occur.  Lender's honoring of requests for a Revolving Loan from Borrowers or the Assignee (with the consent of Premix) in accordance with the Loan Agreement and this Agreement, and the amount of such Revolving Loan, may be exercised without regard to the accuracy of any representation made or deemed to be made under, or Borrowers' compliance with the terms of, the Financing Agreements or the existence of any Event of Default.  If the unpaid balance of Revolving Loans outstanding at any time should exceed the borrowing base set forth in Section 2.1 of the Loan Agreement at such time, all such Revolving Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof.  After the ABC Commencement Date, unless and until the Approval Order is entered by the ABC Court, Lender shall not be required to make any Revolving Loans to Just-Rite or the Assignee.

9.

Obligors' Consent to ABC and Assignee Advances.    Each of the Obligors hereby (i) consents to Lender making Assignee Advances as set forth in Section 8 above and (ii) agrees that that any Assignee Advances shall (a) be deemed to be Revolving Loans made to Just-Rite under the Financing Agreements, (b) be secured by all property that serves as Collateral for the Obligations  (whether or not owned by Just-Rite and whether existing or arising prior to, on or after the ABC Commencement Date) and (c) constitute Obligations for which each Obligor is and shall remain jointly and severally liable.

10.

Amendment to Loan Agreement.  In connection with the foregoing provisions of this Agreement, the parties hereby agree amend the Loan Agreement as follows:

A.

By deleting the definition of "Maximum Credit" in Section 1.13 of the Loan Agreement and by substituting in lieu thereof the following:

1.13

"Maximum Credit" shall mean the amount of $2,500,000 through and including June 21, 2009, and thereafter shall be reduced by $200,000 on June 22, 2009, and on each Monday of each calendar week thereafter until the Maximum Credit equals $500,000.

B.

By deleting the definition of "Interest Rate" in Section 1.35 of the Loan Agreement and by substituting in lieu thereof the following:

1.35

"Interest Rate" shall mean:

(a)

as to Prime Rate Loans, a rate per annum equal to the Prime Rate plus five percent (5.00%), and

(b)

as to Eurodollar Rate Loans, a rate per annum equal to the Average Monthly Adjusted Eurodollar Rate plus six percent (6.00%).

Notwithstanding anything to the contrary contained in this definition, at Lender's option, without notice, the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be increased by two percent (2.00%) (i) on the non-contingent Obligations for (A) the period from and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds (notwithstanding entry of any judgment against Borrower), and (B) the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 hereof (whether or not such excess(es) arise or are made with or without the knowledge or consent of Lender and whether made before or after an Event of Default).

C.

By deleting clause Section 2.1(a) of the Loan Agreement and by substituting in lieu thereof the following:

(a)

Subject to and upon the terms and conditions contained herein, including without limitation, the limitations set forth in Section 2.1(c) below, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

(i)

eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

(ii)

the lesser of: (A) an amount equal to (I) $1,000,000 at any time prior to August 1, 2009, or (II) $350,000 on and after August 1, 2009, or (B) thirty percent (30%) of the Value of Eligible Inventory, less

(iii)

any Availability Reserves, less

(iv)

$940,000 at any time prior to entry of the Approval Order under (and as defined in) the Forbearance Agreement and Amendment dated on or about June 9, 2009, among Borrowers and Lender, and $1,040,000 at any time on or after the first Business Day after entry of the Approval Order.

D.

By deleting clause (a) of Section 6.3 of the Loan Agreement and by substituting in lieu thereof the following:

(a)

Borrower has established and shall maintain, at its expense, one or more blocked accounts (the "Blocked Accounts") with Wachovia Bank, National Association ("Wachovia") as the depository bank, into which Borrower shall promptly deposit, all payments on Accounts received from its account debtors and all payments constituting proceeds of Inventory or other Collateral.  Lender shall have exclusive control of the Blocked Accounts, and Wachovia, as the depository bank, shall comply with all instructions originated by Lender with respect the Blocked Accounts and the funds maintained therein without further consent from Borrower.  At the request of Lender, Borrowers shall enter into an agreement, in form and substance satisfactory to Lender, with Lender and Wachovia, as the depository bank, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account").  Borrower agrees that all payments made by Borrower's account debtors shall be immediately deposited by Borrower in the Blocked Accounts and that such payments and all other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender, and that Borrower shall have no right to withdraw or transfer any funds held in the Blocked Accounts.

E.

By deleting the reference to "June 10, 2009" in Section 12.1(a) of the Loan Agreement and by substituting in lieu thereof "August 31, 2009".

11.

Additional Grant of Security Interest.  Each Borrower hereby grants to Lender a security interest in all of such Borrower's accounts, inventory, equipment, goods, investment property, documents, instruments, deposit accounts, chattel paper, letter-of-credit rights, commercial tort claims, intellectual property, general intangibles, supporting obligations and all cash and non-cash proceeds (including insurance proceeds) of any of the foregoing and books and records relating to any of the foregoing (collectively, the "Personal Property") to secure the payment and performance of all of the Obligations.  Each Borrower authorizes Lender to file such UCC financing statements or amendments in the name of such Borrower with respect to the Personal Property as Lender may deem necessary or advisable, including UCC financing statements and amendments that use a collateral description of "all assets" or words of similar meaning.  Each Borrower acknowledges that the grant provided in this Section 11 is an additional, independent grant of a security interest and is not a substitute for or a replacement or novation of any prior grant of a security interest by any Borrower in favor of Lender.

12.

Establishment of Lockbox.  If requested to do so by Lender, each Borrower shall notify all account debtors that payment on all Accounts are to be made to a lockbox, which Lender shall designate to Borrowers.  Each invoice or other billing statement of each Borrower shall specify that all remittances on Accounts shall be paid only to the lockbox.  All such remittances shall be turned over to Lender for application to the Obligations in accordance with the Loan Agreement.  To induce Lender to enter into this Agreement, each Borrower and Guarantor covenant and agree that they will not request, direct or advise any account debtor to make remittances on Accounts to any address other than the current payment address, or at the request of Lender, the lockbox address and, if any check or other item of payment is received by any Borrower or Guarantor from any account debtor, each Borrower and Guarantor agree to hold the same as trustee of an express trust for Lender's benefit and comply with the provisions of Section 6.3 of the Loan Agreement, or, at the request of Lender, promptly turn over to Lender such checks or other items of payment in the form received with the addition of any necessary endorsement.

13.

Reporting; Lender's Monitoring and Inspection.  In addition to providing to Lender the information, notices and reports set forth in the Financing Agreements, including, without limitation, Borrowers' current reporting of sales, collections and credits on a daily basis under the Loan Agreement and the collateral reporting required under Section 7.1 of the Loan Agreement, each Borrower shall provide to Lender (a) on or before the last day of each week, a summary report of sales and collections for the immediately preceding week, an accounts receivable aging as at the end of the preceding week, a schedule of the top 50 account debtors of Just-Rite along with current status of collection efforts, a copy of the bank statements of Just-Rite and the Assignee showing the unremitted funds remaining to be sent to the Lender, an accounts payable aging as at the end of the preceding week and a forecast of such Borrower's cash needs, sales and collections for the next week, and (b) on or before the tenth day of each month, a physical count of the Inventory as of the last day of the immediately preceding month.  Lender shall be authorized to visit each Borrower's premises at any time and from time to time to inspect and assess the Collateral and otherwise to monitor each Borrower's compliance with the terms of the Financing Agreements and this Agreement.

14.

Application of Proceeds.  Each Obligor hereby waives the right, if any, to direct the manner in which Lender applies any payments, collections or Collateral proceeds to the Obligations and agrees that Lender may apply and reapply all such payments, collections or proceeds to the Obligations as Lender in its sole and absolute discretion elects from time to time.

15.

Representations and Warranties of Obligors.  Each Obligor represents and warrants that (a) no Event of Default exists under the Financing Agreements, except for Stipulated Defaults that are in existence on the date hereof; (b) subject to the existence of the Stipulated Defaults, the representations and warranties of each Borrower contained in the Financing Agreements were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof; (c) the execution, delivery and performance by each Borrower of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of such Borrower and have been duly authorized by all necessary corporate action on the part of such Borrower, do not require any approval or consent, or filing with, any governmental agency or authority (other than any disclosure to the SEC required under Applicable Law), to the knowledge of such Borrower, do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which such Borrower is named or any provision of the charter documents of such Borrower and do not result in a breach of or constitute a default under any agreement or instrument to which such Borrower is a party or by which it or any of its properties are bound; (d) this Agreement constitutes the legal, valid and binding obligation of Obligors, enforceable against Obligors in accordance with its terms; (e) all Payroll Taxes required to be withheld from the wages of each Borrower's employees have been paid or deposited when due; (f) each is entering into this Agreement freely and voluntarily with the advice of legal counsel of his or its own choosing; (g) all sales taxes, intangibles taxes and property taxes have been paid as and when due, and (h) each has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Agreement.

16.

Reaffirmation of Obligations.  Each Borrower hereby ratifies and reaffirms the Financing Agreements and all of its obligations and liabilities thereunder.  Guarantor hereby ratifies and reaffirms the validity, legality and enforceability of the Guaranties and agrees that each of such Guaranties is and shall remain in full force and in effect until all the Obligations have been paid in full.

17.

Waiver of Limitations Period.  Each Obligor hereby waives the benefit of any statute of limitations that might otherwise bar the recovery of any of the Obligations from any one or more of them.

18.

Specific Waivers.  Each Obligor hereby waives, to the fullest extent permitted by Applicable Law, (a) any and all rights to receive notice in connection with the enforcement by Lender of its liens and security interests with respect to any of the Collateral, including notices under Sections 9-610 and 9-623 of the applicable Uniform Commercial Code, (b) the benefit of any statute of limitations that might otherwise bar the recovery of any of the Obligations from any one or more of them, and (c) all statutory or common law rights of marshalling against Lender.

19.

Relationship of Parties; No Third Party Beneficiaries.  Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between any Borrower and Lender, nor is this Agreement intended to change or affect in any way the relationship between Lender and Guarantor to one other than a debtor-creditor relationship.  This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto.  No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

20.

Entire Agreement; Modification of Agreement.  This Agreement and the other Financing Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and thereof.  This Agreement may not be modified, altered or amended except by agreement in writing signed by all the parties hereto.

21.

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

22.

Non-Waiver of Default.  Neither this Agreement nor Lender's forbearance hereunder, nor Lender's continued making of Revolving Loans, Assignee Advances or other extensions of credit at any time extended to any Borrower in accordance with this Agreement and the Financing Agreements shall be deemed a waiver of or consent to the Stipulated Defaults or any other Event of Default.  Obligors agree that such Events of Default shall not be deemed to have been waived, released or cured by virtue of Loans or other extensions of credit at any time extended to a Borrower or the Assignee, Lender's agreement to forbear pursuant to the terms of this Agreement or the execution and performance of this Agreement.

23.

No Novation, etc.  This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction and the Loan Agreement and the other Financing Agreements shall remain in full force and effect.  Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Financing Agreements, the parties agree that the terms of each of the Financing Agreements shall be strictly adhered to on and after the date hereof, except as expressly modified by this Agreement.

24.

Counterparts; Waivers of Notice of Acceptance, Electronic Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument.  In proving this Agreement or any of the Financing Agreements, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Any executed counterpart of this Agreement that is transmitted by facsimile machine or electronic mail shall be deemed to constitute an original counterpart for all purposes. Notice of Lender's acceptance hereof is hereby waived.

25.

Reimbursement for Legal Expenses.  Borrowers jointly and severally agree to reimburse Lender, on demand, for any costs and expenses, including legal fees, incurred by Lender in connection with the drafting, negotiation, execution and closing of this Agreement.

26.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

27.

Release of Claims; Covenant Not to Sue.  To induce Lender to enter into this Agreement, each Obligor, for itself and on behalf of such Obligor's officers, directors, subsidiaries, affiliates, successors and assigns (collectively with each Obligor, "Releasors" and individually a "Releasor"), hereby RELEASES, ACQUITS AND FOREVER DISCHARGES each Releasee (as hereinafter defined) from any and all liabilities, claims, demands, actions or causes of action of every kind or nature (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown (collectively, "Claims") that any Releasor now has, ever had or hereafter may have against Lender in any capacity or Lender's officers, directors, employees, agents, attorneys, representatives, subsidiaries, affiliates and shareholders (collectively with Lender, the "Releasees") based on acts, transactions, or circumstances that have occurred or been consummated on or before the date of this Agreement and that relate to (i) any Loan Documents or Collateral, (ii) any transaction, act or omission contemplated by or described in any or concluded thereunder or (iii) any aspect of the dealings or relationships between or among any Obligor, on the one hand, and Lender, on the other hand, under or in connection with any Loan Document or any transaction, act or omission contemplated by or described in any Loan Document or concluded thereunder.  The provisions of this Section shall survive the termination of this Agreement and any of the other Loan Documents and payment in full of the Obligations.  Each Obligor, on behalf of such Obligor and such Obligor's successors, assigns and other legal representatives, hereby unconditionally and irrevocably agrees such Obligor will not sue any Releasee on the basis of any Claim released, remised and discharged pursuant to the foregoing provisions of this Section, and if any Obligor or any of such Obligor's heirs, executors, successors or assigns violates the foregoing covenant, each Obligor, for itself and its heirs, executors, and successors and assigns agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and cost incurred by any Releasee as a result of such violation.

28.

Waiver of Jury Trial.  To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit or proceeding arising out of or related to this Agreement , the Loan Agreement or the Guaranties.

{Remainder of Page Intentionally Blank; Signatures on Following Page}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first written above.

PREMIX-MARBLETITE MANUFACTURING CO.
("Borrower")

By:	/s/ Lisa M. Brock
Title:	Director

DFH, INC.
("Borrower")

By:	/s/ Lisa M. Brock
Title:	Director

JUST-RITE SUPPLY, INC.
("Borrower")

By:	/s/ Lisa M. Brock
Title:	Director

IMPERIAL INDUSTRIES, INC.
("Guarantor")

By:	/s/ Lisa M. Brock
Title:	Director

Accepted as of June 10, 2009:

WACHOVIA BANK, NATIONAL ASSOCIATION
("Lender")

By:	/s/ John Williammee Jr.
Title:	Director